Exhibit 10.1

Co-Tenant Agreement Amendment

This Co-Tenant Agreement Amendment is hereby made as of February 25, 2025, into by and between International Stem Cell Corporation (hereinafter referred to as "ISCO") and S Real Estate Holdings, LLC (hereinafter referred to as "SREH"). Collectively, ISCO and SREH are referred to as the "Parties".

WHEREAS, On October 26, 2021, PARTIES have entered into a lease agreement (the "Lease") with Rehco Holdings (the "Landlord") for the purpose of establishing joint corporate headquarters at 9745 Businesspark Ave, San Diego, CA (the "Premises"); and

WHEREAS, On December 15, 2021, ISCO and SREH have entered into a co-tenant agreement for the purpose of setting forth the terms for allocating each Party's share of expenses incidental to the PARTIES' leasing of the Premises; and ISCO and SREH desire to amend the co-tenant agreement as described in this amendment.

NOW THEREFORE, the PARTIES have agreed to the following allocations in the Exhibit A of the Co-Tenant Agreement effective January 1, 2025:

Space Allocation: ISCO-5445 sq.ft., SREH- 1815 sq.ft.

Base Rent Allocation: ISCO - 75% SREH-25%

Cost Rent Allocation: ISCO - 75% SREH-25%

ISCO pays its rent directly to Rehco Holdings.

IN WITNESS WHEREOF, the Parties have executed this letter by their duly authorized agents on the dates indicated below.

INTERNATIONAL STEM CELL CORP	S REAL ESTATE HOLDINGS LLC

/s/ Andrey Semechkin	/s/ Russell Kern

Andrey Semechkin, PhD	Russell Kern, PhD

Co-Chairman & CEO	Manager

EXHIBIT A

Space Allocation: ISCO - 5445 sq.ft., SREH- 1815 sq.ft.

Base Rent Allocation: ISCO - 75%, - SREH- 25%

Cost Rent Allocation: ISCO - 75%, - SREH- 25%

ISCO pays its rent directly to Rehco Holdings.

/s/ Andrey Semechkin	/s/ Russell Kern